Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer's knowledge and belief.

The undersigned officers of Nuveen Tax-Advantaged Total Return Strategy Fund (the "Fund"), certify that, to the best of each such officer's knowledge and belief:

     1. The Form N-CSR of the Fund for the period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: March 10, 2005
      -----------------------

                                           /s/ Gifford R. Zimmerman
                                               ---------------------
                                               Chief Administrative Officer
                                               (principal executive officer)

                                           /s/ Stephen D. Foy
                                               ---------------------
                                               Vice President, Controller
                                               (principal financial officer)